UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 23, 2023
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 23, 2023, Krispy Kreme, Inc. (“Parent Company”) and its wholly-owned subsidiaries Cotton Parent, Inc. (“Holdings”) and Krispy Kreme Doughnuts, Inc. (“Borrower”) entered into a new credit agreement (“New Credit Agreement”) with the lenders party thereto (“Lenders”) and BNP Paribas, as administrative agent and as collateral agent, consisting of a $300 million senior secured first lien revolving credit facility and a $700 million senior secured first lien term loan facility. The initial proceeds of the New Credit Agreement were used, in part, to refinance the loans and commitments under Borrower’s existing credit agreement, dated June 13, 2019 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Existing Credit Agreement”), by and among Parent Company, Holdings, Borrower, the lenders party thereto and Citibank, N.A. as administrative agent and collateral agent (filed as Exhibit 10.1 to the Parent Company’s Registration Statement on Form S-1/A, File number 333-256664, filed on June 22, 2021, and incorporated by reference herein), and thereupon terminate the Existing Credit Agreement and all related loan documents. The loans and commitments under the Existing Credit Agreement were due to mature in June 2024, and the loans and commitments under the New Credit Agreement will mature in March 2028. In addition to refinancing the loans and commitments under the Existing Credit Agreement, loans made pursuant to the New Credit Agreement may be used for general corporate purposes of Borrower and its subsidiaries (including, but not limited to, financing working capital needs, capital expenditures, acquisitions, other investments, dividends, and stock repurchases) and for any other purpose not prohibited under the related loan documents.
The terms of the New Credit Agreement are substantially similar to those of the Existing Credit Agreement, except for the maturity date and the benchmark interest rate. Borrowings under the New Credit Agreement are generally subject to an interest rate of adjusted term SOFR plus (i) 2.25% if our Total Net Leverage Ratio (as defined in the New Credit Agreement) equals or exceeds 4.00 to 1.00, (ii) 2.00% if our Total Net Leverage Ratio is less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00 or (iii) 1.75% if our Total Net Leverage Ratio is less than 3.00 to 1.00, as determined under the New Credit Agreement. We are required to make equal installments of 1.25% of the aggregate closing date principal amount of the term loans on the last day of each fiscal quarter (commencing with the second full fiscal quarter following the closing date). All remaining term loan and revolving loan balances are to be due five years from the closing date.
Under the terms of the New Credit Agreement, we are subject to a requirement to maintain a Total Net Leverage Ratio of less than 5.25 to 1.00 as of the Test Period (as defined in the New Credit Agreement) ending on or about January 1, 2023, which reduces to 5.00 to 1.00 for each Test Period thereafter. The Total Net Leverage Ratio under the New Credit Agreement is defined as the ratio of (a) Total Indebtedness (as defined in the New Credit Agreement, which includes, among other things, all debt for borrowed money and finance lease obligations) minus unrestricted cash and cash equivalents to (b) Adjusted EBITDA (as defined in the New Credit Agreement) for the most recently ended Test Period.
The New Credit Agreement contains covenants and events of default customary for facilities of its type. Such covenants, among other things, generally limit (with certain exceptions): mergers, amalgamations, or consolidations; the incurrence of additional indebtedness (including guarantees); the incurrence of additional liens; the sale, assignment, lease, conveyance or transfer of assets; certain investments; dividends and stock redemptions or repurchases in excess of certain amounts; transactions with affiliates; engaging in materially different lines of business; and other activities customarily restricted in such agreements. The New Credit Agreement also prohibits the transfer of cash or other assets to the parent company, whether by dividend, loan or otherwise, but provides for exceptions to enable the parent company to pay taxes, directors’ fees, and operating expenses, as well as exceptions to permit dividends in respect of our common stock and stock redemptions and repurchases, to the extent permitted by the New Credit Agreement. Subject to certain exceptions, the borrowings under the New Credit Agreement are collateralized by substantially all our assets (including our equity interests in our subsidiaries).
The New Credit Agreement also contains representations and warranties customary for facilities of its type that the loan parties made, or will make, to the Lenders as of a specific date. The assertions embodied in those representations and warranties were, or will be, made solely for purposes of the contractual agreements between the parties to the New Credit Agreement and may be subject to important qualifications and limitations to which the parties agreed in connection with negotiating the terms of the New Credit Agreement. One or more of these representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as fact. Moreover, one or more of these representations and warranties may not be accurate or complete as of any specified date or may be subject to a contractual standard of materiality different from those generally applicable to investors. For the foregoing reasons, investors should not rely on the representations and warranties as statements or representations of factual information.
The foregoing description of the New Credit Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Certain of the Lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and general financing and treasury services for the Parent Company and/

or its subsidiaries, including as an underwriter for one or more public offerings of the Parent Company’s securities, for which they received or will receive customary fees and expenses.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Credit Agreement, dated March 23, 2023, by and among Krispy Kreme, Inc., Cotton Parent, Inc., Krispy Kreme Doughnuts, Inc., the other borrowers party thereto from time to time, the lenders party thereto and BNP Paribas as administrative agent and collateral agent

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: March 23, 2023

By:    /s/ Jeremiah Ashukian

Name:	Jeremiah Ashukian
Title:	Chief Financial Officer